                                               Request for Acceleration of Effective Date of
                        Post-Effective Amendments No. 1, No. 2 and No. 3 to Registration Statement on Form N-14 of
                                                     Oppenheimer Large Cap Growth Fund
                                       Pursuant to Rule 461 under Securities Act of 1933, as amended

August 23, 2001

VIA EDGAR

Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, VA  22312

                  Re:      Oppenheimer Large Cap Growth Fund
                           Reg. Statement No. 333-59588

To the Securities and Exchange Commission:

                  Oppenheimer Large Cap Growth Fund (the "Registrant") and  OppenheimerFunds  Distributor,  Inc., as general distributor of the  Registrant's  shares,  hereby  request  the  acceleration  of  Registrant's  Post-Effective  Amendments  No. 1, No. 2 and No. 3 to the
Registration Statement filed on Form N-14, to August 24, 2001, or as soon as possible thereafter.

                                                              Oppenheimer Large Cap Growth Fund

                                                              By: /s/ Robert G. Zack
                                                                  ------------------
                                                                   Robert G. Zack, Assistant Secretary

                                                              OppenheimerFunds Distributor, Inc.

                                                              By: /s/ Katherine P. Feld
                                                                  ---------------------
                                                                   Katherine P. Feld, Vice President

775 AccReq3 082301